EXHIBIT 99.1

MetaBank to acquire the assets of EPS Financial LLC

MetaBank to enhance its presence in tax payments

Sioux Falls, S.D. (October 3, 2016)-Meta Financial Group, Inc. (NASDAQ: CASH) announced today that it and its bank subsidiary, MetaBank, have signed a definitive agreement with privately-held Drake Enterprises, Ltd. and its wholly-owned subsidiary, EPS Financial LLC, for MetaBank to acquire substantially all of the assets and certain liabilities of EPS Financial, LLC for approximately $42.5 million, subject to adjustment, to be paid approximately half in Meta Financial common stock and half in cash.  The proposed purchase, which is subject to certain conditions, has been approved by the boards of directors of all companies and is expected to close in the fourth calendar quarter of 2016.

EPS Financial, LLC, is a leading provider of comprehensive tax-related financial transaction solutions offering a one-stop-shop for all tax preparer financial transactions. These solutions include a full-suite of refund settlement products, prepaid payroll card solutions, and merchant services.  The EPS team will join MetaBank and remain in Easton, PA, offering a seamless transition for their clients.

It is expected that the impact of the transaction will provide immediate accretion of over 10 percent to Meta’s earnings per share in the first full year of combined operations. Meta does not anticipate the need to raise additional capital for this acquisition and expects to realize approximately 12 percent tangible book value dilution from the transaction at close with an earn-back period of approximately 4 years. The earn-back period could be substantially shorter with efficiencies realized from the transaction.

EPS Financial’s President Clark Gill stated, “We are excited about the prospects of working with Meta. The additional resources will allow EPS to further increase its growth by bringing on additional software partners, introducing new services, and bolstering sales and marketing activity.”

“This acquisition will further Meta’s competitive positioning in the tax payments industry.  We are excited to welcome Clark and the entire EPS team to Meta,” J. Tyler Haahr, Chairman and CEO of MetaBank said.  “As with the Refund Advantage acquisition, over time Meta will assume certain services provided by others to EPS and make available other Meta products and services to tax preparers and their customers, which should further enhance the economic benefits from this transaction.”

MetaBank was advised by Sandler O’Neill + Partners LP and the law firm of Katten Muchin Rosenman LLP. Drake Enterprises was advised by Deloitte Corporate Finance LLC and the law firm of Chambliss, Bahner & Stophel, P.C.

Forward-Looking Safe Harbor Statement

Meta Financial Group, Inc. (“the Company) and MetaBank (the “Bank”) may from time to time make written or oral “forward-looking statements,” including statements contained in this press release and in other communications by the Company and the Bank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.
These statements include, among other things, statements regarding the potential benefits of the acquisition of EPS Financial, LLC (“EPS Financial”), including but not limited to, its accretive impact on earnings per share, the anticipated tangible book value dilution and earn-back period, its ability to increase the Company’s growth and the planned retention of EPS Financial employees. Actual results may differ materially from those contained in the forward-looking statements contained in this announcement. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the risk that the transaction may not occur on a timely basis or at all, the businesses of the Bank and EPS Financial may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that sales of EPS Financial products by the Bank may not be as high as anticipated; the expected growth opportunities or cost savings from the acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisition, including adverse effects on relationships with former or current employees of EPS Financial may be greater than expected; the risk that the Company may incur unanticipated or unknown losses or liabilities if it completes the transaction with EPS Financial.  The following factors, among others, could also cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States' economy, in general, and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of, and acceptance of new products and services offered by the Company, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; any actions which may be initiated by our regulators; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations relating to the tax refund industry, and the insurance premium finance industry, our relationship with our primary regulators, the Office of the Comptroller of the Currency (“OCC”) and the Federal Reserve, as well as the Federal Deposit Insurance Corporation (“FDIC”), which insures the Bank’s deposit accounts up to applicable limits; technological changes, including, but not limited to, the protection of electronic files or databases; acquisitions; litigation risk, in general, including, but not limited to, those risks involving the MPS division; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by the Bank of its status as a well-capitalized institution, particularly in light of our deposit base, a substantial portion of which has been characterized as “brokered”; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic reports on Form 10-K and Form 10-Q, Current Reports on Form 8-K and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.

About Meta Financial Group
Meta Financial Group, Inc. (MFG) is the holding company for MetaBank®, a federally chartered savings bank. MFG shares are traded on the NASDAQ Global Select Market® under the symbol CASH. Headquartered in Sioux Falls, SD, MetaBank operates in both the Banking and Payments industries through: MetaBank, its traditional retail banking operation; Meta Payment Systems, its electronic payments division; AFS/IBEX, its insurance premium financing division; and Refund Advantage, its tax refund-transfer software division.

About Drake Software
Drake Enterprises, Ltd. and its wholly-owned subsidiary, Drake Software, LLC, has provided tax preparers with efficient, reliable software to prepare and electronically file both federal and state tax returns for nearly 40 years. Over 50,000 tax professionals trust Drake for the tools they need to build and sustain their business. Best known for its award-winning customer service, Drake continues to develop innovative solutions for its loyal, passionate clients. Drake Software is headquartered in Franklin, North Carolina, and all of its development and customer service teams are located in the U.S.A.

Media Contact:
Katie LeBrun
Corporate Communications Director
605.362.5140
klebrun@metabank.com